Exhibit 99.1

Casa Systems Reports Third Quarter 2022 Financial Results

Continued Progress in Cloud-Native 5G Market Access with Google Cloud Partnership

Execution on Deleveraging Plan with Reduction of Senior Debt by $41.7 million on November 2

Positive Operating Cash Flow and Strong Cash Position

Cable Revenue Increased 20% Sequentially

Andover, Mass. – November 3, 2022 – Casa Systems, Inc. (Nasdaq: CASA), a leading provider of cloud-native software and physical broadband technology solutions for wireless, cable and fixed networks, today announced its financial results for its third quarter ended September 30, 2022.

Third Quarter 2022 Financial & Operational Highlights

•
Revenue of $66.9 million
•
GAAP net loss of $(31.2) million
•
Non-GAAP net loss of $(27.4) million
•
GAAP net loss per fully diluted share of $(0.33)
•
Non-GAAP net loss per fully diluted share of $(0.29)
•
Adjusted EBITDA of $(23.3) million
•
Q3 results include charge to cost of revenue of $12.9 million for estimated warranty settlement
•
Net Adjusted EBITDA of ($10.4) million
•
Positive Operating Cash Flows of $11.7 million for the first nine months of 2022 and $2.1 million for the three months ended September 30, 2022
•
Cash, Cash Equivalents and Restricted Cash of $196.6 million at quarter end

“Despite the continued supply chain headwinds that have impacted our financial performance during the fiscal quarter, our multi-year transformation towards software and cloud has continued to gain positive momentum with additional customer opportunities and partnerships,” said Jerry Guo, Casa Systems' President and Chief Executive Officer. “Robust demand for our products is evidenced by our healthy backlog and solid and growing sales pipeline across all product lines, particularly for Cable and Wireless, including our cloud-native software. The strength of our cloud-native software solutions is clear with our recently announced strategic partnership with Google Cloud, which will help drive the adoption of our cloud-native 5G Core, 5G SA MEC, and other software solutions. This strategic partnership, coupled with in-process future partnerships, growing Tier 1 CSP sales prospects in our sales pipeline and our multi-year partnership with Verizon, provides us with great confidence that we will be able to achieve our transformational goals.”

Edward Durkin, Casa Systems' Chief Financial Officer, said, “Casa continued to navigate several persistent headwinds related to the supply chain and order delays that impacted our top and bottom line during the third quarter. However, we remain optimistic for the future of Casa as our strong backlog and sales pipeline continues to grow. Our balance sheet remains strong, including a healthy cash balance that will help us navigate any potential near-term macro headwinds. We are starting to see increased demand from our Cable customers which is evidenced by the 20% increase in Cable revenue from the prior quarter."

Customer Dispute

As previously disclosed, on July 21, 2022, Casa Systems received written notification from a significant customer of one of its international subsidiaries, of alleged costs incurred and expected to be incurred by that customer with respect to an ongoing warranty matter relating to field replacements of failed units for one particular product. The failure was attributable to an unauthorized part substitution in 2019 by a supplier to the subsidiary. This customer was seeking $56.0 million in recovery of past and estimated future costs. Based on current negotiations, an estimated warranty settlement charge of $12.9 million was recorded in the quarter ended September 30, 2022 within cost of revenue, based on expected installment payments to occur over several years.

Subsequent Events: Term Loan B & Debt Repurchase

On October 27, 2022, Casa Systems’ Board of Directors authorized the use of cash to repurchase up to $50 million of its term loan debt facility. On November 2, 2022, Casa Systems retired $41.7 million of face value of its outstanding debt.

Financial Outlook

Due to various uncertainties, including most significantly supply chain challenges and its potential impact on 2022 revenue, Casa Systems suspended its prior full year 2022 guidance indefinitely in May 2022. Any prior guidance should no longer be relied upon.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss its financial results for the third quarter ended September 30, 2022, and its business outlook at 5:00 p.m. Eastern Time today, November 3, 2022. The conference call can be heard via webcast in the investor relations section its website at http://investors.casa-systems.com, or by dialing 1-877-407-4019 in the United States or 1-201-689-8337 from international locations with Conference ID 13733327. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of Casa Systems’ website for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa Systems” or "Casa" or the “Company” or “we”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) our ability to fulfill our customers’ orders due to supply chain delays, access to key commodities or technologies or events that impact our manufacturers or their suppliers, including the impacts of the ongoing COVID-19 pandemic; (2) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (3) the concentration of a substantial portion of our revenue in certain customers; (4) fluctuations in our revenue due to timing of large orders and seasonality; (5) the length and lack of predictability of our sales cycle; (6) any difficulties we may face in expanding our platform into the wireless market; (7) any failure to maintain the synergies we have realized from our acquisition of NetComm; (8) increases or decreases in our expenses caused by fluctuations in foreign currency exchange rates and interest rates; and (9) other factors discussed in the “Risk Factors” section of our public reports filed with the Securities and Exchange Commission (the “SEC”), including our most recent Quarterly Report on Form 10-Q and our most recent Annual Report on Form 10-K, which are on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA, net adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net (loss) income as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and amortization of acquired intangible assets, which are non-cash charges; adjustments to the tax provision for the CARES Act; and the tax effect on these excluded items. We believe that excluding amortization expense of acquired intangible assets results in more useful disclosure to investors and others as it is a significant non-cash charge related to an event that is generally infrequent based on our historical activities. We further note that while amortization of acquired intangible assets is excluded from the measures, the revenue of the acquired company is reflected in the measures and the acquired assets contribute to revenue generation. The tax effect of the excluded items was calculated based on specific calculations of each item’s effect on the tax provision. We believe that excluding these discrete tax benefits from our effective income tax rate results in more useful disclosure to investors and others regarding income tax effects of excluded items as these amounts may vary from period to period independent of the operating performance of our business. We define non-GAAP diluted net income per share as diluted net (loss) income per share reported in our condensed consolidated statements of operations, excluding the impact of items that we exclude in calculating non-GAAP net income. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net (loss) income, excluding the impact of stock-based compensation expense; other income (expense), net; depreciation and amortization expense; and our (benefit from)

provision for income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that, by excluding the impact of these expenses, adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Net Adjusted EBITDA. We define net adjusted EBITDA as our net (loss) income, excluding the impact of items that we exclude in calculating adjusted EBITDA; and our warranty settlement provision, as warranty provisions of this significance have not and are not expected to impact our results on a recurring basis. Management and the board of directors believe that, by excluding the impact of this expense, net adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property, equipment and software licenses, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and to make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results and enhance the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•
each of non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and net adjusted EBITDA exclude stock-based compensation expense and amortization of acquired intangible assets because they have recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

•
adjusted EBITDA and net adjusted EBITDA exclude depreciation and amortization expense, and although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•
adjusted EBITDA and net adjusted EBITDA do not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us;

•
adjusted EBITDA and net adjusted EBITDA do not reflect foreign currency transaction gains and losses, which are reflected in other income (expense), net;

•
adjusted EBITDA and net adjusted EBITDA do not reflect income tax payments that reduce cash available to us;

•
net adjusted EBITDA does not reflect the estimated warranty settlement provision which is expected to reduce cash available to us;

•
free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

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free cash flow may not represent the total increase or decrease in cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•
other companies, including companies in our industry, may not use or report non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA, net adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures.”

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers the core-to-customer building blocks to speed 5G transformation with future-proof solutions and cutting-edge bandwidth for all access types. In today’s increasingly personalized world, Casa Systems creates disruptive architectures built specifically to meet the needs of service provider networks. Our suite of open, cloud-native network solutions unlocks new ways for service providers to build networks without boundaries and maximize revenue-generating capabilities. Commercially deployed in more than 70 countries, Casa Systems serves over 475 Tier 1 and regional communications service providers worldwide. For more information, visit http://www.casa-systems.com.

CONTACT INFORMATION:

IR Contact

Michael Cummings

617-982-0475

investorrelations@casa-systems.com

Source: Casa Systems

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$66,899	$99,219	$202,134	$296,226
Cost of revenue	39,616	58,595	121,537	154,047
Warranty settlement provision	12,907	—	12,907	—
Gross profit	14,376	40,624	67,690	142,179
Operating expenses:
Research and development	22,059	21,578	67,545	63,479
Selling, general and administrative	22,442	21,029	66,741	64,492
Total operating expenses	44,501	42,607	134,286	127,971
(Loss) income from operations	(30,125)	(1,983)	(66,596)	14,208
Other income (expense):
Interest income	810	80	1,118	297
Interest expense	(4,762)	(3,969)	(12,270)	(11,886)
Gain (loss) on foreign currency, net	1,546	(375)	2,089	(1,353)
Other income, net	106	83	285	634
Total other expense, net	(2,300)	(4,181)	(8,778)	(12,308)
(Loss) income before (benefit from) provision for income taxes	(32,425)	(6,164)	(75,374)	1,900
(Benefit from) provision for income taxes	(1,261)	(5,288)	5,071	220
Net (loss) income	$(31,164)	$(876)	$(80,445)	$1,680

Net (loss) income per share:
Basic	$(0.33)	$(0.01)	$(0.89)	$0.02
Diluted	$(0.33)	$(0.01)	$(0.89)	$0.02

Weighted-average shares used to compute net (loss) income per share:
Basic	94,512	85,660	90,569	84,985
Diluted	94,512	85,660	90,569	88,948

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of Net (Loss) Income to Non-GAAP Net (Loss) Income:
Net (loss) income	$(31,164)	$(876)	$(80,445)	$1,680
Stock-based compensation	3,671	3,698	9,178	11,245
Amortization of acquired intangible assets	1,343	1,426	4,195	4,278
Tax benefit from release of DTA reserve	—	(7,097)	—	(7,097)
Tax effect of excluded items	(1,247)	(1,278)	(3,370)	(3,870)
Non-GAAP net (loss) income	$(27,397)	$(4,127)	$(70,442)	$6,236
Non-GAAP net (loss) income margin	(41.0)%	(4.2)%	(34.8)%	2.1%

Reconciliation of Diluted Net (Loss) Income Per Share to Non-GAAP Diluted Net (Loss) Income Per Share:
Diluted net (loss) income per share	$(0.33)	$(0.01)	$(0.89)	$0.02
Non-GAAP adjustments to net (loss) income	0.04	(0.04)	0.11	0.05
Non-GAAP diluted net (loss) income per share	$(0.29)	$(0.05)	$(0.78)	$0.07
Weighted-average shares used in computing diluted net (loss) income per share	94,512	85,660	90,569	88,948

Reconciliation of Net (Loss) Income to Adjusted EBITDA and Net Adjusted EBITDA:
Net (loss) income	$(31,164)	$(876)	$(80,445)	$1,680
Stock-based compensation	3,671	3,698	9,178	11,245
Amortization of acquired intangible assets	1,343	1,426	4,195	4,278
Depreciation and amortization	1,853	2,363	6,141	7,708
Other expense	2,300	4,181	8,778	12,308
(Provision for) benefit from income taxes	(1,261)	(5,288)	5,071	220
Adjusted EBITDA	(23,258)	5,504	(47,082)	37,439
Warranty settlement provision	12,907	—	12,907	—
Net Adjusted EBITDA	$(10,351)	$5,504	$(34,175)	$37,439
Net Adjusted EBITDA margin	(15.5)%	5.5%	(16.9)%	12.6%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow:
Net cash provided by (used in) operating activities	$2,053	$(11,518)	$11,663	$15,197
Purchases of property and equipment and software licenses	(1,215)	(1,490)	(3,325)	(4,404)
Free cash flow	$838	$(13,008)	$8,338	$10,793

Summary of Stock-Based Compensation Expense:
Cost of revenue	$31	$29	$92	$95
Research and development	824	557	2,113	1,971
Selling, general and administrative	2,816	3,112	6,973	9,179
Total	$3,671	$3,698	$9,178	$11,245

Summary of Revenue:
Product revenue:
Wireless	19,891	43,070	68,047	116,081
Fixed telco	14,971	20,187	42,625	51,209
Cable	20,573	24,495	56,449	94,729
Product revenue	$55,435	$87,752	$167,121	$262,019
Service revenue:
Wireless	1,478	1,141	4,363	3,416
Fixed telco	316	825	3,027	3,474
Cable	9,670	9,501	27,623	27,317
Service revenue	$11,464	$11,467	$35,013	$34,207
Total revenue	$66,899	$99,219	$202,134	$296,226

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$193,494	$154,703
Accounts receivable, net	49,040	85,774
Inventory	82,189	84,828
Prepaid expenses and other current assets	4,013	5,746
Prepaid income taxes	2,929	23,963
Total current assets	331,665	355,014
Property and equipment, net	20,266	23,508
Accounts receivable, net of current portion	57	115
Deferred tax assets	63	101
Goodwill	50,177	50,177
Intangible assets, net	27,265	31,144
Other assets	8,475	8,648
Total assets	$437,968	$468,707
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,784	$28,087
Accrued expenses and other current liabilities	41,753	41,382
Accrued income taxes	6,598	4,991
Deferred revenue	33,597	14,473
Current portion of long-term debt, net of unamortized debt issuance costs	1,933	1,924
Total current liabilities	97,665	90,857
Accrued income taxes, net of current portion	8,175	7,732
Deferred tax liabilities	2,812	5,293
Deferred revenue, net of current portion	5,799	7,012
Long-term debt, net of current portion and unamortized debt issuance costs	272,739	274,193
Other liabilities, net of current portion	8,214	1,701
Total liabilities	395,404	386,788

Stockholders’ equity:
Common stock	98	88
Treasury Stock	(14,837)	(13,645)
Additional paid-in capital	240,579	193,654
Accumulated other comprehensive (loss) income	(3,805)	878
Accumulated deficit	(179,471)	(99,056)
Total stockholders’ equity	42,564	81,919
Total liabilities and stockholders’ equity	$437,968	$468,707

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2022	2021
Operating activities:
Net (loss) income	$(80,445)	$1,680
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	10,336	11,986
Stock-based compensation	9,178	11,245
Deferred income taxes	(2,435)	(1,322)
Change in provision for doubtful accounts	178	63
Change in provision for excess and obsolete inventory	5,934	(98)
Gain on disposal of assets	7	29
Changes in operating assets and liabilities:
Accounts receivable	35,573	13,194
Inventory	(3,454)	9,302
Prepaid expenses and other assets	1,833	(1,648)
Prepaid income taxes	21,013	(5,873)
Accounts payable	(13,568)	(17,553)
Accrued expenses and other current liabilities	7,470	(6,074)
Accrued income taxes	2,053	(1,601)
Deferred revenue	17,990	1,867
Net cash provided by operating activities	11,663	15,197
Investing activities:
Purchases of property and equipment	(2,611)	(2,979)
Purchases of software licenses	(714)	(1,425)
Net cash used in investing activities	(3,325)	(4,404)
Financing activities:
Principal repayments of debt	(2,250)	(9,025)
Proceeds from exercise of stock options	304	3,532
Employee taxes paid related to net share settlement of equity awards	(2,074)	(6,315)
Proceeds from sale of common stock, net of issuance costs	39,370	—
Payments of dividends and equitable adjustments	(1)	(97)
Repurchases of common stock	(1,192)	—
Net cash provided by (used in) financing activities	34,157	(11,905)
Effect of exchange rate changes on cash and cash equivalents	(3,697)	111
Net increase in cash, cash equivalents and restricted cash	38,798	(1,001)
Cash, cash equivalents and restricted cash at beginning of period	157,804	158,461
Cash, cash equivalents and restricted cash at end of period	$196,602	$157,460
Supplemental disclosures of cash flow information:
Cash paid for interest	$11,419	$12,167
Cash paid for income taxes	$7,845	$8,288
Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$313	$179